                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 30, 2001
                                 --------------



                       UNITED DOMINION REALTY TRUST, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



       Virginia                           1-10524                54-0857512
-------------------------------  -----------------------    ----------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation of organization)                             Identification No.)



                 400 East Cary Street, Richmond, Virginia 23219
                 -----------------------------------------------
               (Address of principal executive offices - zip code)



                                 (804) 780-2691
                                 --------------
               Registrant's telephone number, including area code

ITEM 5.  OTHER EVENTS

On April 30, 2001, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing 2001 first quarter results of
operations.   The following is a summary of United Dominion Realty Trust,
Inc.'s Press Release:

                   UNITED DOMINION REALTY TRUST, INC. REPORTS

                      FIRST QUARTER 2001 OPERATING RESULTS


RICHMOND, VA. (April 30, 2001)  United Dominion Realty Trust, Inc. (NYSE symbol:
UDR) today reported funds from operations ("FFO") for the quarter ended March 31, 2001 of $45.8 million, or $0.38 per share, before certain non-recurring items. Including these items, FFO for the quarter was $37.3 million, or $0.31 per share. For last year's first quarter, the Company reported FFO of $45.0 million, or $0.37 per share. FFO is reported on a diluted basis.


                                   Highlights
                                   ----------

 .  Earnings in line with expectations
 .  Organizational changes completed during the first quarter
 . Nine non-strategic communities sold since the beginning of the year . Three development projects completed under budget

"Since joining United Dominion midway through the first quarter, I have been very pleased with the progress we have made on a number of important initiatives," said Tom Toomey, President and CEO. "These initiatives are designed to streamline our organizational structure, increase long-term profitability, improve our earnings growth rate, enhance the predictability of the Company's financial results and, most importantly, build substantial value for United Dominion's shareholders."

"I am also pleased that the Company has generated first quarter earnings in line with our expectations as well as those of the financial community. Furthermore, since the beginning of the year, we have successfully sold non-core communities at attractive cap rates, and have completed the development and construction of almost 900 new apartment homes," said Mr. Toomey.

"As previously indicated, we are now turning our attention to some key longer-term issues for United Dominion," Mr. Toomey noted. "They include a review of our markets in order to identify areas which we will stress in our operations and to which we will devote additional financial and management resources. We will also focus on improving the overall operating efficiencies of the individual properties and the portfolio as a whole. In addition, this market and operational review will lead to refinements in the Company's capitalization structure to ensure efficiency and economy in our financing activities as well as an appropriate level of long-term financial flexibility. The progress we have made on all of these important initiatives is a credit to the skills, diligence and motivation of our people. "

Portfolio Operating Performance and Same Community Results

During the first quarter, 74,987 homes were classified as Same Community on a weighted average basis.


         Same Community Results ($ in thousands, except monthly rent)
---------------------------------------------------------------------------

                                           1Q01        1Q00        % Change
                                        ----------  -----------  -------------
Rental and other income                  $147,809     $141,897         4.2%
Expenses                                   57,361       53,984         6.3%
Net operating income                       90,448       87,913         2.9%

Average monthly rent per home            $    690     $    666         3.6%
Average physical occupancy                   93.9%        93.7%        0.2%
Average economic occupancy                   93.3%        93.1%        0.2%
Operating margin                             61.2%        62.0%      (0.8)%


On a year-over-year basis, first quarter 2001 Same Community net operating income ("NOI") growth of 2.9% was the result of a 4.2% increase in revenues from rental and other income, which more than offset a 6.3% increase in operating expenses.

"We are pleased with our 3.6% increase in average monthly rent and 0.2% increases in both physical and economic occupancy levels, especially in view of the softer national economy," noted Mr. Toomey. These monthly rent and occupancy increases enabled growth in overall net rental revenues of 3.6%. Additional revenue growth came from increases in fee and other income. The combination of all of these factors led to total rental and other income being 4.2% greater than in the comparable period of last year.

"The first quarter increase in revenues was partially offset by increases in expenses," Mr. Toomey observed. "The most significant change was in natural gas expenses. While we are increasing the portion of our gas costs that are reimbursed by residents, the well-publicized run-up in prices caused our net expenses for gas to be $1.4 million higher than they were in last year's first quarter, representing more than a doubling of these costs. Another area of significant expense growth was property insurance costs, which increased by $0.8 million, representing slightly more than a 30% increase. All other expenses increased by approximately $1.2 million, or 2.4%, over the prior year's first quarter."

Non-Recurring Charges

As previously reported, United Dominion's first quarter results include non-recurring charges of approximately $8.5 million. These charges consist of $4.5 million related to workforce reductions and severance costs for approximately 200 employees, $2.8 million for the write-down of seven undeveloped land sites being sold, $0.4 million for the relocation of the Company's executive offices to Denver, $0.3 million for the write-down of an investment in an online apartment leasing company and $0.5 million for other asset write-offs. Chris Genry, United Dominion's Chief Financial Officer, stated that, "Essentially all of the planned workforce reductions have been completed."

Divestiture Activity

Since the beginning of 2001, United Dominion has sold nine communities for an aggregate consideration of $129 million. During the first quarter, three communities with 251 apartment homes were sold at a capitalization rate of 8.5% to 8.9%.

In April, the Company sold six Florida communities with 1,638 apartment homes (average age of 12 years) at a 7.4% to 8.0% capitalization rate. The sales price of the Florida communities was $ 113 million resulting in a gain on sale of $21.5 million. The properties were located in the counties of Dade, Broward and Palm Beach in south Florida.

Upon completion of these divestitures and pending other uses, the proceeds were applied primarily to reductions in long-term debt. Since the Florida sale was completed in April, the Company's debt level at the end of the first quarter does not reflect the use of the proceeds from this sale.

In addition to debt reductions, approximately $22 million of divestiture proceeds has been utilized to complete exchanges for apartment communities in order to defer taxable gains, and $9.7 million was utilized to repurchase United Dominion stock. During the first quarter, the Company purchased 21,200 shares of preferred stock for $0.5 million and 831,384 shares of common stock at an average price of $11.10 per share.

"The sales we have completed this year," observed Mark Wallis, Senior Executive Vice President, "have taken advantage of strong pricing for apartment communities in the markets in which we are either reducing our presence or exiting the market. The proceeds from these sales are being used to reduce our debt and repurchase United Dominion stock. We are doing so in a manner that will increase our financial flexibility and will not result in any dilution in the per share levels of funds from operations."


Development Activity

During the first quarter, the Company completed the development of three new communities with 880 apartment homes. The communities were undertaken by a joint venture in which United Dominion has a 25% equity interest.

"We are delighted that these three projects were completed at a total investment that is almost $4 million below their budgeted costs of $64.2 million," stated Mr. Wallis. "In addition, each of the projects is being well received in their respective markets, and they are already approximately 63% leased as of April on a weighted average basis. The expected first-year cash-on-cash returns are 10.3%."


Conference Call Information

United Dominion will hold a conference call on May 1, 2001 at 1:00 pm Eastern Standard Time (EST) to review these results. The domestic number to call and participate is 1-800-952-4707 or 1-703-871-3077. To hear a replay of this call, please call 1-888-266-2086, Access Code: 5144027. The call can also be heard via webcast at www.udrt.com or www.streetevents.com. A replay will be available on these web sites for 90 days. Institutional members of Streetfusion can also access the conference call replay for 30 days at www.streetfusion.com.

About United Dominion Realty Trust, Inc.
----------------------------------------

United Dominion is the third largest multifamily real estate investment trust in the country, owning and operating apartment communities nationwide. The Company currently owns approximately 76,000 apartment homes and is the developer for over 2,500 homes under construction. United Dominion employs over 2,000 employees nationwide. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on the Company's web site at www.udrt.com.

                                      ###

In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the Company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the Company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.


                            Financial Tables Follow

 Attachment 1
 ------------

                       UNITED DOMINION REALTY TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                                                             Three Months Ended
                                                                                                  March 31,
                                                                                           --------------------------
 In thousands, except per share amounts                                                     2001            2000
---------------------------------------------------------------------------------------------------------------------
 Rental income                                                                             $152,816        $154,057

 Rental expenses:
     Real estate taxes and insurance                                                         17,561          17,483
     Personnel                                                                               16,050          16,438
     Utilities                                                                                7,638           6,534
     Repair and maintenance                                                                   8,476           8,532
     Administrative and marketing                                                             5,833           5,923
     Property management                                                                      3,790           4,643
     Other operating                                                                            430             402
                                                                                           --------        --------
                                                                                             59,778          59,955
 Other income:
     Non-property income                                                                      1,136           1,070

 Other expenses:
     Real estate depreciation                                                                40,398          33,904
     Interest                                                                                37,221          39,075
     Severance costs and other organizational charges                                         5,404 (A)           -
     Impairment loss on real estate and investments                                           3,188 (B)           -
     General and administrative                                                               4,505           3,870
     Non real estate depreciation and amortization                                              881           1,203
                                                                                           --------        --------
                                                                                             91,597          78,052

 Income before gains on sales of investments, minority interests and extraordinary item       2,577          17,120
 Gains on sales of depreciable property                                                       4,102           2,533
                                                                                           --------        --------
 Income before minority interests and extraordinary item                                      6,679          19,653
 Minority interests of outside partnerships                                                  (1,004)           (177)
 Minority interests of unitholders in operating partnership                                     244            (668)
                                                                                           --------        --------
 Income before extraordinary item                                                             5,919          18,808
 Extraordinary item - early extinguishment of debt                                             (187)           (228)
                                                                                           --------        --------
 Net income                                                                                   5,732          18,580
 Distributions to preferred shareholders - Series A and B                                    (5,206)         (5,583)
 Distributions to preferred shareholders - Series D (Convertible)                            (3,857)         (3,825)
 Discount on preferred share repurchases                                                         23               -
                                                                                           --------        --------
 Net income (loss)  available to common shareholders                                       $ (3,308)        $ 9,172
                                                                                           ========        ========

 Earnings (loss) per common share:
     Basic                                                                                   ($0.03)          $0.09
     Diluted                                                                                 ($0.03)          $0.09

 Common distributions declared per share                                                    $0.2700         $0.2675

 Weighted average number of common shares outstanding-basic                                 101,346         103,019
 Weighted average number of common shares outstanding-diluted                               101,346         103,045



(A) Represents non-recurring charges related primarily to workforce reductions, other severance costs and executive office relocation costs.

(B) Represents writedown of seven undeveloped land sites in selected markets and investment in online apartment leasing company.

Attachment 2
------------


                       UNITED DOMINION REALTY TRUST, INC.
                              FUNDS FROM OPERATIONS
                                   (Unaudited)



                                                                                       Three Months Ended
                                                                                             March 31,
                                                                                     ------------------------
 In thousands, except per share amounts                                                2001            2000
-------------------------------------------------------------------------------------------------------------
 Net income                                                                          $  5,732        $ 18,580


 Adjustments:
  Distributions to preferred shareholders                                              (9,063)         (9,408)
  Real estate depreciation, net of outside partners' interest                          39,932          33,569
  Gains on sale of depreciable property, net of outside partners' interest             (3,331)         (2,529)
  Minority interests of unitholders in operating partnership                             (244)            668
  Real estate depreciation related to unconsolidated entities                             184              46
  Extraordinary item-early extinguishment of debt                                         187             228
                                                                                     --------        --------
  Funds from operations-basic                                                        $ 33,397        $ 41,154
                                                                                     ========        ========

 Adjustment:
  Distribution to preferred shareholders-Series D (Convertible)                         3,857           3,825
                                                                                     --------        --------

  Funds from operations-diluted                                                      $ 37,254        $ 44,979
                                                                                     ========        ========

 Weighted average number of common shares and OP Units outstanding-basic              108,954         110,523
 Weighted average number of common shares and OP Units outstanding-diluted            121,571         122,857

 FFO per common share-basic                                                          $   0.31        $   0.37
                                                                                     ========        ========
 FFO per common share-diluted                                                        $   0.31        $   0.37
                                                                                     ========        ========



FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in October, 1999 which became effective beginning January 1, 2000.

Attachment 3
------------


                       UNITED DOMINION REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)




                                                                                                   March 31,       December 31,
 In thousands, except per share amounts                                                              2001             2000
--------------------------------------------------------------------------------------------------------------------------------
 ASSETS

 Real estate owned:
     Real estate held for investment                                                            $ 3,663,635       $ 3,758,974
        Less: accumulated depreciation                                                             (532,739)         (506,871)
                                                                                                -----------       -----------
                                                                                                  3,130,896         3,252,103
     Real estate under development                                                                   70,085            60,366
     Real estate held for disposition (net of accumulated depreciation of $15,936 and $2,534)       105,061 (A)        14,446
                                                                                                -----------       -----------
     Total real estate owned, net of accumulated depreciation                                     3,306,042         3,326,915
 Cash and cash equivalents                                                                            7,442            10,305
 Restricted cash                                                                                     33,593            44,943
 Deferred financing costs                                                                            13,650            14,271
 Investment in unconsolidated development joint venture                                               7,886             8,088
 Other assets                                                                                        52,050            49,435
                                                                                                -----------       -----------
     Total assets                                                                               $ 3,420,663       $ 3,453,957
                                                                                                ===========       ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY

 Secured debt                                                                                     $ 838,014         $ 866,115
 Unsecured debt                                                                                   1,177,438         1,126,215
 Real estate taxes payable                                                                           21,060            30,554
 Accrued interest payable                                                                            16,033            18,059
 Security deposits and prepaid rent                                                                  23,266            22,524
 Distributions payable                                                                               36,242            36,128
 Accounts payable, accrued expenses and other liabilities                                            54,277            47,144
                                                                                                -----------       -----------
     Total liabilities                                                                            2,166,330         2,146,739

 Minority interests                                                                                  86,160            88,326

 Shareholders' equity
     Preferred stock, no par value; $25 liquidation preference,
        25,000,000 shares authorized;
         3,954,920 shares 9.25% Series A Cumulative Redeemable issued and outstanding
            (3,969,120 shares in 2000)                                                               98,873            99,228
         5,432,109 shares 8.60% Series B Cumulative Redeemable issued and outstanding
            (5,439,109 shares in 2000)                                                              135,803           135,978
         8,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued
            and outstanding (8,000,000 shares in 2000)                                              175,000           175,000
     Common stock, $1 par value; 150,000,000 shares authorized
         101,369,483 shares issued and outstanding (102,219,250 shares in 2000)                     101,369           102,219
     Additional paid-in capital                                                                   1,073,051         1,081,387
     Distributions in excess of net income                                                         (397,233)         (366,531)
     Deferred compensation - unearned restricted stock awards                                        (2,194)             (828)
     Notes receivable from officer-shareholders                                                      (7,382)           (7,561)
     Accumulated other comprehensive income, net                                                     (9,114)(B)             -
                                                                                                -----------       -----------
     Total shareholders' equity                                                                   1,168,173         1,218,892
                                                                                                -----------       -----------
     Total liabilities and shareholders' equity                                                 $ 3,420,663       $ 3,453,957
                                                                                                ===========       ===========



(A) Includes six Florida properties sold subsequent to March 31, 2001. See Attachment 9.

(B) Represents net unrealized loss on derivative instrument transactions.

Attachment 4
-------------


                       UNITED DOMINION REALTY TRUST, INC.
                         SELECTED FINANCIAL INFORMATION
                                 MARCH 31, 2001
                             (Dollars in thousands)
                                   (Unaudited)

                                 DEBT STRUCTURE



                                         Balance    % of Total    Interest Rate
                                      -----------   ----------    -------------
 Secured                 Fixed        $   587,618       29.2%          7.68%
                         Floating         250,396       12.4%          7.01%
                                      -----------------------------------------
                         Combined         838,014       41.6%          7.48%

 Unsecured               Fixed            754,738       37.4%          7.78%
                         Floating         422,700       21.0%          6.15%
                                      -----------------------------------------
                         Combined       1,177,438       58.4%          7.19%

 Interest Rate Swaps (A) Fixed            282,000                      7.20%
                         Floating        (282,000)                     6.35%

 Total Debt              Fixed          1,624,356       80.6%          7.64%
                         Floating         391,096       19.4%          6.56%
                                      -----------------------------------------
                         Combined     $ 2,015,452      100.0%          7.43%
                                      =========================================

(A) United Dominion has 16 interest rate swap agreements with a notional amount aggregating $282 million used to fix the interest rate on a portion of its variable rate debt.


                                 DEBT MATURITIES


                  2001                          $    52,988
                  2002                              109,228
                  2003                              489,076 (B)
                  2004                              354,573
                  2005                              249,511
            Thereafter                              760,076
                                                -----------
                                                $ 2,015,452
                                                ===========

(B) Includes $312.7 million of unsecured revolving bank debt.



                                 COVERAGE RATIOS


         Interest Coverage Ratio                  2.39 (C)
         Fixed Charge Coverage Ratio              1.92 (D)

(C) EBITDA (before non-recurring items) divided by interest expense.

(D) EBITDA (before non-recurring items) divided by interest expense and preferred dividends.



                              MARKET CAPITALIZATION



                                                     Balance       % of Total
                                                   -----------     ----------
  Total debt                                       $ 2,015,452          53.0%
  Preferred at market                                  407,115          10.7%
  Common (including OP Units)  at $12.70             1,381,697          36.3%
                                                   --------------------------
  Total market capitalization                      $ 3,804,264         100.0%
                                                   ==========================

Attachment 5
------------


                       UNITED DOMINION REALTY TRUST, INC.
                      OPERATING INFORMATION BY MAJOR MARKET
                                 March 31, 2001
                             (Dollars in thousands)
                                   (Unaudited)




                                          % of Total                                        Same Community
                                          Portfolio                ---------------------------------------------------------------
                              Total       Based on    Total Same          Physical Occupancy                     Rental Rate
                            Apartment     Budgeted    Community    -----------------------------      ----------------------------
                             Homes        2001 NOI      Homes      YTD 2001   YTD 2000    Change      YTD 2001   YTD 2000   Change
                            ------------------------------------------------------------------------------------------------------
Houston, TX                  5,722          5.5%        5,486       93.3%      92.1%       1.2%        $ 605      $ 593      2.0%
Dallas, TX                   4,533          5.2%        4,533       95.5%      95.0%       0.5%          670        651      3.0%
Orlando, FL                  4,140          5.6%        3,848       92.6%      94.4%      -1.8%          697        677      3.0%
San Antonio, TX              3,827          4.2%        3,348       93.2%      93.2%       0.0%          648        637      1.7%
Phoenix, AZ                  3,618          4.4%        3,138       94.1%      95.1%      -1.0%          699        669      4.5%
Fort Worth, TX               3,561          3.8%        3,561       97.0%      95.4%       1.6%          625        604      3.5%
Tampa, FL                    3,372          4.2%        3,372       94.6%      93.5%       1.1%          684        664      3.1%
Raleigh, NC                  2,951          4.2%        2,951       89.6%      91.2%      -1.6%          717        702      2.1%
Charlotte, NC                2,710          3.5%        2,490       91.0%      89.8%       1.2%          676        684     -1.2%
Richmond, VA                 2,372          3.7%        2,372       96.1%      95.8%       0.3%          698        672      3.9%
Nashville, TN                2,220          2.9%        2,220       92.2%      92.6%      -0.4%          685        677      1.2%
Columbus, OH                 2,175          2.9%        2,175       92.2%      94.7%      -2.5%          663        654      1.4%
Greensboro, NC               2,123          2.6%        2,123       92.0%      92.7%      -0.7%          635        628      1.1%
Memphis, TN                  1,956          2.1%        1,956       92.1%      94.5%      -2.4%          631        602      4.8%
Wilmington, NC               1,869          2.2%        1,869       88.1%      87.3%       0.8%          655        644      1.8%
Monterey Peninsula, CA       1,706          3.0%        1,706       96.1%      89.6%       6.5%          824        775      6.3%
South Florida                1,638          2.5%        1,638       95.7%      93.4%       2.3%          863        837      3.1%
Columbia, SC                 1,584          1.7%        1,584       94.4%      91.3%       3.1%          582        574      1.3%
Atlanta, GA                  1,426          2.0%        1,426       93.9%      93.6%       0.3%          734        708      3.7%
Southern California          1,414          2.1%        1,414       96.0%      95.7%       0.3%          869        786     10.6%
Baltimore, MD                1,292          2.3%        1,292       97.8%      97.1%       0.7%          790        751      5.2%
San Francisco, CA              980          4.1%          980       99.1%      99.7%      -0.6%        1,761      1,519     15.9%
Seattle, WA                    628          0.9%          628       96.3%      95.9%       0.4%          721        690      4.5%
Other Northern Markets       8,383         11.3%        8,383       94.7%      95.1%      -0.4%          667        640      4.3%
Other Western Markets        6,232          7.6%        5,902       95.7%      94.1%       1.6%          650        624      4.2%
Other Southern Markets       4,760          5.5%        4,592       91.9%      93.4%      -1.5%          640        621      3.0%
                            --------------------       ------       ---------------------------        --------------------------
           Totals           77,192        100.0%       74,987       93.9%      93.7%       0.2%        $ 690      $ 666      3.6%
                            ====================       ======       ===========================        ==========================

Attachment 6
------------



                       UNITED DOMINION REALTY TRUST, INC.
                      OPERATING INFORMATION BY MAJOR MARKET
                                 March 31, 2001
                             (Dollars in thousands)
                                   (Unaudited)




                                                                         Same Community
                            -----------------------------------------------------------------------------------------------------
                                       Revenues                             Expenses                     Net Operating Income
                            -----------------------------      ------------------------------        ----------------------------
                            YTD 2001   YTD 2000    Change      YTD 2001     YTD 2000   Change        YTD 2001    YTD 2000  Change
                            -----------------------------------------------------------------------------------------------------
Houston, TX                 $ 9,288    $ 8,886      4.5%       $ 4,393     $ 4,260       3.1%       $ 4,895     $ 4,626     5.8%
Dallas, TX                    8,816      8,372      5.3%         3,701       3,355      10.3%         5,115       5,017     2.0%
Orlando, FL                   7,592      7,525      0.9%         2,916       2,962      -1.6%         4,676       4,563     2.5%
San Antonio, TX               6,069      5,981      1.5%         2,556       2,401       6.5%         3,513       3,580    -1.8%
Phoenix, AZ                   6,074      5,944      2.2%         2,219       2,131       4.1%         3,855       3,813     1.1%
Fort Worth, TX                6,634      6,266      5.9%         2,834       2,769       2.3%         3,800       3,497     8.7%
Tampa, FL                     6,770      6,372      6.2%         2,582       2,585      -0.1%         4,188       3,787    10.6%
Raleigh, NC                   5,650      5,699     -0.9%         2,029       1,732      17.1%         3,621       3,967    -8.7%
Charlotte, NC                 4,500      4,559     -1.3%         1,884       1,722       9.4%         2,616       2,837    -7.8%
Richmond, VA                  4,991      4,768      4.7%         1,574       1,450       8.6%         3,417       3,318     3.0%
Nashville, TN                 4,209      4,124      2.1%         1,662       1,574       5.6%         2,547       2,550    -0.1%
Columbus, OH                  4,029      4,046     -0.4%         1,628       1,359      19.8%         2,401       2,687    10.7%
Greensboro, NC                3,796      3,802     -0.2%         1,432       1,340       6.9%         2,364       2,462    -4.0%
Memphis, TN                   3,383      3,350      1.0%         1,538       1,443       6.6%         1,845       1,907    -3.3%
Wilmington, NC                3,240      3,145      3.0%         1,280       1,136      12.7%         1,960       2,009    -2.4%
Monterey Peninsula, CA        4,174      3,612     15.6%         1,614       1,396      15.6%         2,560       2,216    15.5%
South Florida                 4,038      3,773      7.0%         1,572       1,632      -3.7%         2,466       2,141    15.1%
Columbia, SC                  2,642      2,555      3.4%         1,042       1,092      -4.6%         1,600       1,463     9.4%
Atlanta, GA                   2,968      2,861      3.7%         1,123       1,041       7.9%         1,845       1,820     1.4%
Southern California           3,510      3,215      9.2%         1,331       1,183      12.5%         2,179       2,032     7.2%
Baltimore, MD                 3,093      2,929      5.6%         1,011         931       8.6%         2,082       1,998     4.2%
San Francisco, CA             5,172      4,499     15.0%         1,310       1,190      10.1%         3,862       3,309    16.7%
Seattle, WA                   1,354      1,254      8.0%           484         430      12.6%           870         824     5.5%
Other Northern Markets       16,468     15,767      4.4%         6,050       5,684       6.4%        10,418      10,083     3.3%
Other Western Markets        11,162     10,508      6.2%         4,017       4,078      -1.5%         7,145       6,430    11.1%
Other Southern Markets        8,187      8,085      1.3%         3,579       3,108      15.2%         4,608       4,977    -7.4%
                          ------------------------------      -------------------------------      -----------------------------
            Totals         $147,809   $141,897      4.2%       $57,361     $53,984       6.3%       $90,448     $87,913     2.9%
                          ==============================      ===============================      =============================

Attachment 7
------------


                       UNITED DOMINION REALTY TRUST, INC.
                               DEVELOPMENT SUMMARY
                                 March 31, 2001
                  (Dollars in thousands, except Cost Per Home)
                                   (Unaudited)



                                2001 COMPLETIONS


 New Communities:
 ----------------
     None

 Additional Phases:
 ------------------
     None


                                UNDER DEVELOPMENT



                                                                                                             Expected
                                       No. of Apt.     Completed     Cost to     Budgeted      Est. Cost    Completion
                                         Homes         Apt. Homes      Date        Cost        Per Home         Date
                                      -----------     ----------    --------    --------      ---------    ----------
 New Communities:
     Dominion Place at Kildaire Farm        332               -      $15,000     $25,700        $77,400         1Q02
         Raleigh, NC

     Red Stone Ranch Apartments             324              66       14,000      21,700         67,000         4Q01
         Austin, TX
                                      -----------     ----------    --------    --------      ---------
         Subtotal                           656              66       29,000      47,400         72,300
                                      -----------     ----------    --------    --------      ---------

 Additional Phases:
     Greensview II                          192               -        5,900      16,700         87,000         4Q01
         Denver, CO

     Manor at England Run III               120               -        2,900       8,800         73,300         4Q01
         Fredericksburg, VA

     The Meridian II                        270               -        3,100      17,400         64,400         1Q02
         Dallas, TX

                                      -----------     ----------    --------    --------      ---------
         Subtotal                           582               -       11,900      42,900         73,700
                                      -----------     ----------    --------    --------      ---------
                                      -----------     ----------    --------    --------      ---------
         Total                            1,238              66      $40,900     $90,300        $72,900
                                      ===========     ==========    ========    ========      =========


Note: In addition, United Dominion owns 15 parcels of land aggregating $29.1 million at March 31, 2001.

 Attachment 8
 ------------


                       UNITED DOMINION REALTY TRUST, INC.
                        DEVELOPMENT JOINT VENTURE SUMMARY
                                 March 31, 2001
                  (Dollars in thousands, except Cost Per Home)
                                   (Unaudited)


                               2001 COMPLETIONS


                               No. of Apt.  Development     Cost Per        Date
                                  Homes        Cost           Home       Completed      % Leased
                               ----------   -----------     --------     ---------      --------
 New Communities:
 ----------------
     Parke 33                       264       $17,100        $64,600        Feb-01          70.1%
       Lakeland, FL

     Sierra Canyon                  236        15,400         65,000        Mar-01          70.3%
       Phoenix, AZ

     Oaks at Weston                 380        28,000         74,000        Mar-01          53.4%
       Raleigh, NC

                               ----------   -----------     --------
       Total                        880       $60,500        $68,800
                               ==========   ===========     ========




                               UNDER DEVELOPMENT


                                                                                   Expected
                      No. of Apt.  Completed     Cost to   Budgeted   Est. Cost   Completion
                        Homes      Apt. Homes     Date       Cost     Per Home       Date
                      -----------  ----------    -------   --------   ---------   ----------
 New Community:
 --------------
     Mandolin            308          132        $17,800   $22,100     $71,800        3Q01
       Dallas, TX


Note: The Meridian - Phase I, a 250 home community located in Dallas, Texas, was completed in June 2000.

Attachment 9
------------


                       UNITED DOMINION REALTY TRUST, INC.
                               DISPOSITION SUMMARY
                              AS OF MARCH 31, 2001
                             (Dollars in thousands)
                                   (Unaudited)

                                   Date of    No. of Apt.    Sales
                                    Sale        Homes        Price        Gain
                                   ------     ----------  -----------   -------

 1. Twin Coves                     1/03/01       130       $  6,567
       Baltimore, MD
 2. Glenridge                      1/11/01        40          2,970
       Monterey Peninsula, CA
 3. Santanna                       3/30/01        81          6,000
       Monterey Peninsula, CA

                                              -------     -----------   -------
    2001 Total                                   251       $ 15,537     $ 4,102
                                              =======     ===========   =======

Note: The following apartment community sales were consumated subsequent to March 31, 2001:


 1. Pembroke Bay                   4/20/01       358       $ 23,400
       Pembroke Pines, FL
 2. University Club                4/20/01       164          9,600
       Tamarac, FL
 3. Cleary Court                   4/20/01       192         12,300
       Plantation, FL
 4. Copperfield                    4/20/01       352         27,900
       Coral Springs, FL
 5. Polo Chase                     4/20/01       320         22,800
       Wellington, FL
 6. Mediterranean Village          4/20/01       252         17,000
       Miami, FL

                                              -------     -----------   -------
       Total                                   1,638       $113,000     $21,500
                                              =======     ===========   =======

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNITED DOMINION REALTY TRUST, INC.



Date:   May 4, 2001                 /s/ Christopher D. Genry
     ----------------------         -------------------------
                                    Christopher D. Genry
                                    Senior Vice President and
                                      Chief Financial Officer



Date:   May 4, 2001                 /s/ Scott A. Shanaberger
     ----------------------         ------------------------
                                    Scott A. Shanaberger
                                    Vice President and
                                      Chief Accounting Officer